Exhibit 1.1
TARGA RESOURCES PARTNERS LP
16,800,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
[                    ], 2007
Citigroup Global Markets Inc.
Goldman Sachs & Co.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Targa Resources Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 16,800,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 2,520,000 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.
          It is understood and agreed to by all parties that the Partnership was formed by Targa Resources, Inc., a Delaware corporation (“Targa”), to acquire, own, operate and develop a diversified portfolio of complementary midstream energy assets that were previously owned and operated directly or indirectly by Targa (the “North Texas Assets”), as described more particularly in the Preliminary Prospectus (as defined herein).
          It is further understood and agreed to by all parties that as of the date hereof:
     (a) Targa indirectly owns 100% of the issued and outstanding shares of capital stock of each of Targa GP Inc., a Delaware corporation (“TGPI”), and Targa LP Inc., a Delaware corporation (“TLPI”);

     (b) TGPI directly owns a 100% membership interest in Targa Resources GP LLC, a Delaware limited liability company and the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “General Partner”);
     (c) TGPI and TLPI each directly own a 49.0% limited partner interest in the Partnership;
     (d) The Partnership directly owns (i) a 99.999% limited partner interest in Targa Resources Partners Operating LP, a Delaware limited partnership (the “Operating Partnership”), and (ii) a 100% membership interest in Targa Resources Partners Operating GP LLC, a Delaware limited liability company and the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership (the “Operating GP”);
     (e) TLPI directly owns a 50% limited partner interest in Targa North Texas LP, a Delaware limited partnership (“North Texas LP”);
     (f) TGPI directly owns a 100% membership interest in Targa North Texas GP LLC, a Delaware limited liability company and the sole general partner of North Texas LP with a 50% general partner interest in North Texas LP (“North Texas GP”); and
     (g) North Texas LP directly or indirectly owns all of the North Texas Assets.
          On or prior to the date hereof, the Operating Partnership, as borrower, and the Partnership, as Guarantor, will enter into a $500 million Senior Secured Credit Agreement with [                    ], and other lenders (the “Credit Agreement”).
          It is further understood and agreed to by the parties hereto that the following transactions will occur on the Closing Date:
     (a) [TGPI, TLPI, the General Partner, the Partnership, the Operating Partnership and the Operating GP] will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which (i) TGPI will contribute a portion of its interest in North Texas GP to the General Partner, (ii) TGPI will contribute the remainder of its interest in North Texas GP to the Partnership in exchange for [                    ] Subordinated Units representing limited partner interests in the Partnership, (iii) TLPI will contribute its interest in North Texas LP to the Partnership in exchange for [                    ] Subordinated Units and (iv) the General Partner will contribute its interest in North Texas GP to the Partnership in exchange for a continuation of its 2% general partner interest in the Partnership and the Incentive Distribution Rights in the Partnership;
     (b) the public offering of the Firm Units contemplated hereby will be consummated;
     (c) the Partnership will contribute the net proceeds of the offering of $[___] million to North Texas LP;

     (d) the Partnership will convey its interests in North Texas GP and North Texas LP to the Operating Partnership;
     (e) the [Operating Partnership] will borrow $[___] million under the Credit Agreement and will contribute this amount to North Texas LP as a capital contribution;
     (f) North Texas LP will use the funds contributed to it to retire intercompany indebtedness;
     (g) Targa, [other Targa affiliates,] the General Partner, the Partnership, the Operating Partnership and the Operating GP will enter into an omnibus agreement (the “Omnibus Agreement”), which will address the provision by Targa and its affiliates of general and administrative services to the Partnership and certain competition and indemnification matters;
     (h) the [Operating Partnership] will enter into a natural gas purchase agreement (the “Natural Gas Purchase Agreement”) with Targa Gas Marketing LLC, a Delaware limited liability company (“TGM”), pursuant to which the Operating Partnership will sell all of its processed natural gas to TGM for a term of 15 years; and
     (i) the [Operating Partnership] will enter into an NGL and Condensate Purchase Agreement (the “NGL and Condensate Purchase Agreement”) with [Targa Liquids Marketing and Trade], a [                    ] (“Targa Liquids”), pursuant to which all natural gas liquids produced by the Operating Partnership will be dedicated for sale to Targa Liquids Marketing and Trade for a term of 15 years.
The transactions contemplated in subsections (a) through (i) above are referred to herein as the “Transactions.” In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The Contribution Documents, the Omnibus Agreement, the Credit Agreement, the Natural Gas Purchase Agreement and the NGL and Condensate Purchase Agreement shall be collectively referred to as the “Transaction Documents.” Targa, the Partnership, the General Partner, the Operating Partnership and Operating GP are hereinafter collectively referred to as the “Targa Parties.” The Partnership, the General Partner, the Operating Partnership, the Operating GP, North Texas LP and North Texas GP are herein collectively referred to as the “Partnership Entities” and, together with Targa, TGPI and TLPI, the “Targa Entities.”
          This is to confirm the agreement among the Targa Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.
          1. Representations and Warranties. Each of the Targa Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-138747) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.
     (b) No Material Misstatements or Omissions in Registration Statement or Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the

Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Formation and Qualification. Each of the Targa Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified or registered could not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (g) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus. The Operating GP has, and, as of the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Prospectus.
     (h) Ownership of the General Partner. TGPI owns, and on the Closing Date and each settlement date, will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and TGPI owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Disclosure Package and the Prospectus).
     (i) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus [or arising under the Credit Agreement]).
     (j) Ownership of Sponsor Units and Incentive Distribution Rights. On the Closing Date and each settlement date, after giving effect to the Transactions, TLPI will own [___] Subordinated Units (the “TLPI Units”) and TGPI will own [___] Subordinated Units (the “TGPI Units”; and together with the TGPI Units, the “Sponsor Units”), and the General Partner will own 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly and validly authorized and issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the

“Delaware LP Act”)); and TLPI will own the TLPI units, TGPI will own the TGPI units and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus [or arising under the Credit Agreement]).
     (k) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (l) Capitalization. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 16,800,000 Common Units, 11,528,231 Subordinated Units and 578,127 General Partner Units. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and each settlement date.
     (m) Ownership of Operating GP. On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding membership interests of the Operating GP; such membership interests will be duly and validly authorized and issued in accordance with the limited liability company agreement of the Operating GP (as the same may be amended or restated at or prior to the Closing Date, the “Operating GP LLC Agreement”) and will be fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens [, other than those arising under the Credit Agreement].
     (n) Ownership of the General Partner Interest in the Operating Partnership. The Operating GP is and, on the Closing Date and each settlement date, will be, the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the Operating GP owns such general partner interest free and clear of all Liens [, other than those arising under the Credit Agreement].
     (o) Ownership of the Limited Partner Interest in the Operating Partnership. On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act);

and the Partnership will own such limited partner interest free and clear of all Liens [, other than those arising under the Credit Agreement].
     (p) Ownership of North Texas GP. On the Closing Date and each settlement date, after giving effect to the Transactions, the Operating Partnership will own all of the issued and outstanding membership interests of North Texas GP; such membership interests will be duly and validly authorized and issued in accordance with the limited liability company agreement of North Texas GP (as the same may be amended or restated at or prior to the Closing Date, the “North Texas GP LLC Agreement”) and will be fully paid (to the extent required by the North Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens [, other than those arising under the Credit Agreement].
     (q) Ownership of the General Partner Interest in North Texas LP. North Texas GP is, and on the Closing Date and each settlement date, will be, the sole general partner of North Texas LP with a 50% general partner interest in North Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of North Texas LP (as the same may be amended or restated at or prior to the Closing Date, the “North Texas LP Partnership Agreement”); and the North Texas GP owns such general partner interest free and clear of all Liens [, other than those arising under the Credit Agreement].
     (r) Ownership of the Limited Partner Interest in the North Texas LP. On the Closing Date and each settlement date, after giving effect to the Transactions, the Operating Partnership will own a 50% limited partner interest in North Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement and is fully paid (to the extent required under the North Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating Partnership owns such limited partner interest free and clear of all Liens [, other than those arising under the Credit Agreement].
     (s) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 99.999% limited partner interest in the Operating Partnership and a 100% membership interest in the Operating GP, (ii) the Operating Partnership’s ownership of a 50% limited partner interest in North Texas LP and 100% membership interest in North Texas GP and (iii) North Texas GP’s ownership of a 50% general partner interest in North Texas LP, neither the Partnership, the Operating Partnership nor North Texas GP will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

     (t) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
     (u) Authority and Authorization. Each of the Targa Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Targa Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Targa Entities of the Operative Agreements (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (v) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Targa Parties.
     (w) Enforceability of Operative Agreements. At or before the Closing Date:
     (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and TGPI and will be a valid and legally binding agreement of the General Partner and TGPI, enforceable against the General Partner and TGPI in accordance with its terms;
     (ii) the GP LLC Agreement will have been duly authorized, executed and delivered by TGPI and will be a valid and legally binding agreement of TGPI, enforceable against TGPI in accordance with its terms;
     (iii) the OLP Partnership Agreement will have been duly authorized, executed and delivered by the Operating GP and the Partnership and will be a valid and legally binding agreement of the Operating GP and the Partnership, enforceable against the Operating GP and the Partnership in accordance with its terms;

     (iv) the Operating GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (v) the North Texas LP Partnership Agreement will have been duly authorized, executed and delivered by North Texas GP and the Operating Partnership and will be a valid and legally binding agreement of North Texas GP and the Operating Partnership, enforceable against North Texas GP and the Operating Partnership in accordance with its terms;
     (vi) the North Texas GP LLC Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;
     (vii) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (viii) the Credit Agreement will have been duly authorized, executed and delivered by [                    ] and will be a valid and legally binding agreement of [                    ], enforceable against [                    ], in accordance with its terms;
     (ix) the Natural Gas Purchase Agreement will have been duly authorized, executed and delivered by the [Operating Partnership] and TGM and will be a valid and legally binding agreement of the [Operating Partnership] and TGM, enforceable against the [Operating Partnership] and TGM, in accordance with its terms;
     (x) the NGL and Condensate Purchase Agreement will have been duly authorized, executed and delivered by the [Operating Partnership] and Targa Liquids and will be a valid and legally binding agreement of the [Operating Partnership] and Targa Liquids, enforceable against the [Operating Partnership] and Targa Liquids, in accordance with its terms; and
     (xi) the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties thereto, enforceable against such parties thereto in accordance with their respective terms;
provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     The Partnership Agreement, the GP LLC Agreement, the OLP Partnership Agreement, the Operating GP LLC Agreement, the North Texas LP Partnership Agreement, the North Texas GP LLC Agreement and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”
     (x) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Targa Entities that are parties hereto or thereto, as the case may be, or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Targa Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Targa Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Targa Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Targa Entities to consummate the transactions provided for in this Agreement or the Operative Agreements (including the Transactions).
     (y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Targa Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Targa Parties, the execution, delivery and performance by the Targa Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Disclosure Package and the Prospectus.
     (z) No Defaults. None of the Targa Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Targa Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the North Texas Assets to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.
     (aa) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (bb) No Labor Dispute. No labor problem or dispute with the Targa Entities’ employees who are engaged in the business associated with the North Texas Assets exists or is threatened or imminent, and the Targa Parties are not aware of any existing or imminent labor disturbance by the employees of any of the Targa Entities’ principal suppliers, contractors or customers with respect to the North Texas Assets, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (cc) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents. The Partnership and it subsidiaries, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
     (dd) Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical and pro forma financial and operating information set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and Registration Statement is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (ee) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.
     (ff) Litigation. Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Targa Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (gg) Title to Properties. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the

Disclosure Package and the Prospectus, (ii) that arise under the Credit Agreement or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.
     (hh) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ii) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.
     (jj) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (kk) Insurance. The Targa Entities carry or are entitled to the benefits of insurance relating to the North Texas Assets, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Targa Entities have no reason to believe that they will not be able (i) to renew their existing insurance coverage relating to the North Texas Assets as and when such policies expire or (ii) to obtain comparable coverage relating to the North Texas Assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (ll) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (mm) Possession of Licenses and Permits. The Targa Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with the North Texas Assets, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Targa Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Targa Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (nn) Environmental Laws. With respect to the North Texas Assets, each of the Targa Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Targa Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Targa Entities have reasonably concluded that such associated costs and liabilities relating to the North Texas Assets would not, singly or in the aggregate, have a Material Adverse Effect.
     (oo) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Targa Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business associated with the North Texas Assets, and (ii) the Targa Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Targa Entities.
     (pp) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.
     (qq) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (rr) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Targa Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their properties or assets, or to which the North Texas Assets, is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (ss) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Global Market (the “Nasdaq”) that are effective and applicable to the Partnership.
     (tt) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (uu) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.
     (vv) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (ww) Market Stabilization. None of the Targa Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (xx) Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.
     (yy) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Targa Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Targa Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (zz) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Targa Parties, threatened.

     (aaa) Office of Foreign Assets Control. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Targa Parties, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (bbb) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
     (ccc) Private Placement. The sale and issuance of the Sponsor Units to TGPI and TLPI and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.
     (ddd) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (eee) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4 hereof) will be offered or sold outside the United States. All sales of the Directed Units will comply with the rules of the National Association of Securities Dealers (the “NASD”), including Conduct Rule 2790. The Targa Parties have not offered, or caused the Underwriters to offer, any of the Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities, to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their operations.
     (fff) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the

Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134, and, in connection with the Directed Unit Program described in Section 4 hereof, the enrollment materials prepared by UBS Securities LLC.
     (ggg) Listing on the Nasdaq. The Units have been approved to be listed on the Nasdaq, subject to official notice of issuance.
          Any certificate signed by any officer of any of the Targa Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[___] per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,520,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Partnership Units.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [                    ], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
          As part of the offering contemplated by this Agreement, UBS Securities LLC has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to [                    ] Firm Units, for sale to the employees, officers, and directors of the Targa Parties and other parties associated with the Targa Parties (collectively, the “Directed Unit Participants”), as described in the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by UBS Securities LLC pursuant to the Directed Unit Program (the “Directed Units”) will be sold by UBS Securities LLC pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 AM, New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by UBS Securities LLC upon the terms and conditions set forth in the Prospectus. Under no circumstances will UBS Securities LLC or any other Underwriter be liable to the Targa Parties or to any Directed Unit Participants for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by UBS Securities LLC to the public upon the terms and conditions set forth in the Prospectus.
          5. Agreements. Each of the Targa Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflicts with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

     (d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
     (g) Lock-Up Period. The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Partnership Units or any securities convertible into, or exercisable, or exchangeable for, Partnership Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Partnership may issue and sell Partnership Units pursuant to any employee benefit plan of the Partnership in effect at the Execution Time and the Partnership may issue Partnership Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(k) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.
     (h) Price Manipulation. The Targa Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the Nasdaq; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
     (j) Directed Unit Program Expenses. The Partnership agrees to pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.

     (k) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          Furthermore, the Partnership covenants with the Underwriters that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Targa Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Targa Parties made in any certificates pursuant to the provisions hereof, to the performance by the Targa Parties of their obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
     (ii) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus. The Operating GP has full power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Prospectus.
     (iii) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus [or arising under the Credit Agreement]) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
     (iv) Ownership of Sponsor Units and Incentive Distribution Rights. TLPI owns the TLPI Units, TGPI owns the TGPI Units and the General Partner owns 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and TLPI owns the TLPI units, TGPI owns the TGPI units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus [or arising under the Credit Agreement]) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TLPI, TGPI or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
     (v) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (vi) Capitalization. After giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding Common Units of the Partnership will consist of 16,800,000 Common Units, 11,528,231 Subordinated Units and 578,127 General Partner Units. Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding.
     (vii) Ownership of the Operating GP. The Partnership owns all of the issued and outstanding membership interests of the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP LLC Agreement and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act [or arising under the Credit Agreement].
     (viii) Ownership of the General Partner Interest in the Operating Partnership. The Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the Operating GP owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating GP as debtor is on file as of a recent date in the office of the

Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act [or arising under the Credit Agreement].
     (ix) Ownership of the Limited Partner Interest in the Operating Partnership. After giving effect to the Transactions, the Partnership owns a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act [or arising under the Credit Agreement].
     (x) Ownership of North Texas GP. After giving effect to the Transactions, the Operating Partnership owns all of the issued and outstanding membership interests of North Texas GP; such membership interests have been duly authorized and validly issued in accordance with the North Texas GP LLC Agreement and are fully paid (to the extent required by the North Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership will own such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act [or arising under the Credit Agreement].
     (xi) Ownership of the General Partner Interest in North Texas LP. North Texas GP is the sole general partner of North Texas LP with a 50% general partner interest in North Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement; and the North Texas GP owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the North Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act [or arising under the Credit Agreement].
     (xii) Ownership of the Limited Partner Interest in the North Texas LP. After giving effect to the Transactions, the Operating Partnership owns a 50% limited partner interest in North Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement and is fully paid (to the extent required under the North Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating Partnership owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act [or arising under the Credit Agreement].
     (xiii) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to the their respective Organizational Agreements or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.
     (xiv) Authority and Authorization. Each of the Targa Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Targa Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Targa Entities of the Operative Agreements and the consummation of the transaction contemplated by this Agreement and the Operative Agreements to be completed on or prior to the Closing Date has been validly taken.
     (xv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Targa Parties (other than Targa, as to which such counsel need express no opinion).
     (xvi) Enforceability of Operative Agreements. The Operative Agreements have been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and are valid and legally binding agreements of the Partnership Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (xvi), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xvii) Conveyances. Each of the conveyances that is part of the Transactions, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Texas and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Texas, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those conveyances is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the assets purported to be transferred thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Disclosure Package and the Prospectus, except motor vehicles or other property requiring conveyance of certificated title, as to which the conveyances are legally sufficient to compel delivery of such certificated title.
     (xviii) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the parties hereto or thereto, as the case may be, or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) provided for in the Underwriting Agreement or the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.
     (xix) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Targa Entities that are parties thereto, the execution, delivery and performance by the Targa Entities that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.
     (xx) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.
     (xxi) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.
     (xxii) Description of Common Units. The statements included in the Registration Statement and the Disclosure Package under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate and fair summaries of the terms of such Common Units in all material respects.
     (xxiii) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” “Investment in Targa Resources Partners LP by Employee Benefit Plans” and “Underwriting” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts and other documents, constitute accurate and fair summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the Prospectus under “Business—Safety and Maintenance Regulation,” “Business—Regulation of Operations” and “Business—Environmental Matters” constitute accurate and fair summaries of the terms of such statutes, rules and regulations.
     (xxiv) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxv) Investment Company. None of the Targa Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the

Prospectus will any of the Targa Entities be, an “investment company” as defined in the Investment Company Act.
     (xxvi) Material Agreements. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect on the Partnership Entities; and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Targa Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Targa Parties may be subject.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Targa Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
          (C) the Prospectus, as of the date of any filing pursuant to Rule 424(b) and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     (c) Paul W. Chung shall have furnished to the Representatives his written opinion, as General Counsel of the General Partner, addressed to the Underwriters and dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) Formation and Qualification. Each of the Targa Entities (other than the Partnership Entities) is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, in each case as described in the Disclosure Package and the Prospectus.
     (ii) Ownership of the General Partner. TGPI owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and TGPI owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package, the Prospectus or the GP LLC) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TGPI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
     (iii) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.
     (iv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by Targa.
     (v) Enforceability of Operative Agreements. The Operative Agreements have been duly authorized, executed and delivered by the Targa Entities (other than the Partnership Entities, as to which such counsel need express no opinion) that are parties thereto and are valid and legally binding agreements of the Targa Entities (other than the Partnership Entities, as to which such counsel need express no opinion) that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (v), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (vi) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the parties hereto or thereto, as the case may be, or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), (A) constitutes or will constitute a violation of the Organizational Documents of any of the Targa Entities (other than the Partnership Entities, as to which such counsel need express no opinion), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound (other than those filed as exhibits to the Registration Statement, as to which agreements or instruments such counsel need express no opinion), (C) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Targa Entities (other than the Partnership Entities, as to which such counsel need express no opinion), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Targa Entities to consummate the transactions (including the Transactions) provided for in the Underwriting Agreement or the Operative Agreements.
               In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Targa Parties and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that his opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas and (iv) state that he expresses no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Targa Parties may be subject.
               In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Targa Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
               (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
               (B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
               (C) the Prospectus, as of the date of any filing pursuant to Rule 424(b) and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     (d) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Targa Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Targa Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer or Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
     (i) the representations and warranties of the Targa Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (f) The Targa Parties shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the

Partnership for the [___]-month period ended [___], 2006 and as at [___], 2006, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:
     (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Partnership and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the [___]-month period ended [___], 2006 and as at [___], 2006, as indicated in their report dated [___], 2006; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and directors of the General Partner; and inquiries of certain officials of the General Partner who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to [___], 2006, nothing came to their attention which caused them to believe that:
     (1) any unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus;
     (2) with respect to the period subsequent to [___], 2006, there were any changes, at a specified date not more than three days prior to the date of the letter, in the long-term debt of the Partnership and its subsidiaries or decreases in the partners’ equity of the Partnership as compared with the amounts shown on the [___], 2006 consolidated balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from [___], 2006 to such specified date there were any decreases, as compared with the period from

[___], 2005 to [___], 2006 in total operating revenues or in total or per unit amounts of net income of the Partnership and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
     (3) any material modifications should be made to the unaudited financial statements for the [___]-month period ended [___] included in the Registration Statement for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; or
     (4) the unaudited amounts of [___] do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the captions “[___]” and “[___]” in the Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation; and
     (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (h) Prior to the Closing Date, the Targa Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Targa Parties’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the Targa Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the General Partner, TGPI and TLPI and each officer and director of the General Partner.
     (l) The Targa Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 910 Louisiana, Houston, Texas 77002, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Targa Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Targa Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
          8. Indemnification and Contribution.
     (a) Each of Targa, the General Partner, the Partnership and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Targa, the General Partner, the Partnership and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Targa Parties by or on behalf of any Underwriter through the

Representatives specifically for inclusion therein; provided, further, that prior to any Underwriter, director, officer, employee or agent of any Underwriter or any person who controls any Underwriter within the meaning of either the Act or the Exchange Act seeking any payment or reimbursement from Targa pursuant to this Section 8(a), such person shall use reasonable efforts to collect from the General Partner, the Partnership and the Operating Partnership, except in the event that the General Partner, the Partnership and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally. This indemnity agreement will be in addition to any liability which the General Partner, the Partnership or the Operating Partnership may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of Targa, the General Partner, the Partnership and the Operating Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Targa, the General Partner, the Partnership or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Targa, the General Partner, the Partnership and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Targa Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Targa Party acknowledges that, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (c) Each of Targa, the General Partner, the Partnership and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless UBS Securities LLC, the directors, officers, employees and agents of UBS Securities LLC and each person, who controls UBS Securities LLC within the meaning of either the Act or the Exchange Act (“UBS Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of any of the Targa Parties for distribution in foreign jurisdictions in connection with the Directed Unit Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the UBS Entities; provided, that prior to any UBS Entity seeking any payment or reimbursement from Targa pursuant to this Section 8(c), such UBS Entity shall use reasonable efforts to collect from the General Partner, the Partnership and the Operating Partnership, except in the event that the General Partner, the Partnership and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for UBS Securities LLC, the directors, officers, employees and agents of UBS Securities LLC, and all persons, if any, who control UBS Securities LLC within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, Targa, the General Partner, the Partnership, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which Targa, the General Partner, the Partnership and the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by Targa, the General Partner, the Partnership and the Operating Partnership, on the one hand, and by the Underwriters, on the other, from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, Targa, the General Partner, the Partnership and the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Targa, the General Partner, the Partnership and the Operating Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Targa, the General Partner, the Partnership and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by Targa, the General Partner, the Partnership and the Operating Partnership, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Targa, the General Partner, the Partnership and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls Targa, the General Partner, the Partnership or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the any of Targa, the General Partner, the Partnership or the Operating Partnership who shall have signed the Registration Statement and each director of any of Targa, the General Partner, the Partnership or the Operating Partnership shall have the same rights to contribution as the Targa Parties, subject in each case to the applicable terms and conditions of this paragraph (e).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Targa Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Targa Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Partnership Units shall have been suspended by the Commission or the Nasdaq or trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Targa Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Targa Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to [___] and confirmed to it at [___], attention of Paul W. Chung, General Counsel.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. Each of the Targa Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Targa Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Targa Parties and (c) the Targa Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Targa Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Targa Parties on related or other matters). Each of the Targa Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Targa Parties, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Targa Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. Waiver of Jury Trial. Each of the Targa Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Applicable Time” means [___] AM (Eastern time) on [___], 2007 or such other time as agreed by the Targa Parties and the Representatives.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

     “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
     “Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
     “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Targa Parties and the several Underwriters.

Very truly yours,

Targa Resources, Inc.
By:

Name:
Title:

Targa Resources Partners LP

By:	Targa Resources GP LLC
its general partner

By:

Name:
Title:

Targa Resources GP LLC

By:

Name:
Title:

Targa Resources Partners Operating LP

By:	Targa Resources Partners Operating GP LLC
its general partner

By:

Name:
Title:

Targa Resources Partners Operating GP LLC

By:

Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	Citigroup Global Markets Inc.

By:

Name:
Title:
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Sanders Morris Harris, Inc.
Wachovia Capital Markets, LLC

Total	18,600,000

I-1

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package
[TO COME]
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EXHIBIT A
FORM OF LOCK-UP LETTER
[__________], 2007
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Targa Resources, Inc., Targa Resources Partners LP (the “Partnership”), Targa Resources GP LLC, Targa Resources Partners Operating LP, Targa Resources Partners Operating GP LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the “Partnership Units”), in the Partnership.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Partnership Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.
     Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period
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beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
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